SHARE TRANSFER AGREEMENT entered into on the 30th day of June 2019.

BETWEEN:	**Sunshine Biopharma Inc.** (the "Company")
AND:	**Mohamed Belhaj** ("MB")
AND:	**Atlas Pharma Inc.** ("Atlas")

WHEREAS the Company and MB have entered into a share purchase agreement dated January 1, 2018 ("SPA") through which the Company acquired all of the issued and outstanding shares of Atlas ("Shares");

WHEREAS in connection with said SPA the Company issued a promissory note ("Promissory Note") having a principal amount of $450,000 Canadian and requiring payments of interest and principal in the amount of $10,000 Canadian per calendar quarter;

WHEREAS the Promissory Note is secured by the Shares;

WHEREAS the Company is currently unable to make the quarterly payment due on this date, June 30, 2019, and it does not foresee that it will be able to make the required future payments under the Promissory Note in the foreseeable future;

NOW THEREFORE the parties hereto hereby agree as follows:

1) In consideration of returning the Shares to MB, MB hereby agrees to terminate the Promissory Note and cancel the principal balance and all accrued interest and other obligations of the Company thereunder.

2) Further, the parties hereto hereby agree that all intercompany loans between Atlas and the Company shall be cancelled.

3) The effective date of this agreement shall be April 1, 2019.

4) The Company hereby represents and warrants:

    i) That the Company is the sole and exclusive owner of the Shares and that it has the unqualified right to sell and transfer the Shares;

    ii) That the Shares are free and clear of any hypothec, pledge, charge or encumbrance of any kind or nature whatsoever;

    iii) That the Company has obtained full authorization from its Board of Directors sign this Agreement

5) The Company, MB and Atlas hereby irrevocably and forever release, discharge and hold each other harmless concerning matters that have existed, are presently existing or may arise in the future in connection with this Agreement and any transactions related thereto.

6) The parties hereto hereby agree to provide documents and execute any further agreements which may be required under this Agreement.

7) This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Quebec.

8) The parties hereto have required that this Agreement be drafted in English. / Les parties aux présentes ont exigé que la présente Convention soit rédigée en anglais.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date hereinabove first written.

Sunshine Biopharma Inc.

Per:________________________
Steve N. Slilaty, CEO

Mohamed Belhaj

____
Mohamed Belhaj

Atlas Pharma Inc.

Per:________________________
Steve N. Slilaty, President